UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2023

Netcapital Inc.
(Exact name of registrant as specified in its charter)

Utah	001-41443	87-0409951
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

State Street Financial Center, 1 Lincoln Street, Boston, Massachusetts 02111
(Address of principal executive offices) (Zip Code)

782-925-1700
(Registrant's telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NCPL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 7.01    Regulation FD Disclosure.

The executive officers of Netcapital Inc. intend to use the material filed herewith, in whole or in part, in one or more meetings. A copy of the slide presentation is posted on our website, https://netcapitalinc.com/, and is attached hereto as Exhibit 99.1.

Netcapital Inc. does not intend for this Item 7.01 or Exhibit 99.1 to be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated into its filings under the Securities Act of 1933, as amended.

ITEM 9.01    Financial Statements and Exhibits.

The following exhibit shall not be deemed as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

(d) Exhibit:

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Netcapital Inc.
(Registrant)

Date: May 25, 2023	By:	/s/ Martin Kay
Martin Kay
Chief Executive Officer